Exhibit 99.1

Exhibit 1

6th AMENDMENT TO THE AMENDED AND RESTATED BYLAWS

OF

CHARTER COMMUNICATIONS, INC.

The Amended and Restated Bylaws of the Corporation, are amended as follows effective September 24, 2004:

ARTICLE III - DIRECTORS

SECTION 3.2 Number; Terms and Vacancies. The number of directors, which shall constitute the whole Board, shall be fixed at ten (10) persons, until changed from time to time by resolution of the Board or by the stockholders. Nine (9) directors shall be elected by the holders of the Class B Common Stock and one (1) director shall be elected by the holders of the Class A Common Stock and Class B Common Stock voting together as one class. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

CERTIFICATE OF ASSISTANT SECRETARY

The undersigned certifies:

(1) That the undersigned is duly elected and acting Assistant Secretary of Charter Communications Inc., a Delaware corporation; and

(2) That the foregoing 6th Amendment to the Amended and Restated Bylaws of the Corporation was adopted by the Board on the 24th day of September 2004.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 24th day of September 2004.

/s/ Patricia M. Carroll
Patricia M. Carroll, Assistant Secretary